Exhibit 10.21
Execution Copy
Dated as of 29 September 2009
(1)	AGCO DEUTSCHLAND GMBH, as Originator and Sub-Servicer;

(2)	AGCO DISTRIBUTION S.A.S., as Originator;

(3)	AGCO IBERIA SA, as Originator;

(4)	AGCO SERVICES LIMITED, as the Subordinated Lender;

(5)	AGCO LIMITED; as the Master Servicer;

(6)	AGCO CORPORATION, as the Parent;

(7)	AGCO RECEIVABLES LIMITED, as the Company;

(8)	ERASMUS CAPITAL CORPORATION as CP Lender; and

(9)	COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A. (TRADING AS RABOBANK INTERNATIONAL), LONDON BRANCH, as Agent, Administrator and Liquidity Bank

OMNIBUS AMENDMENT AGREEMENT

LO\520075.4 Rabobank - AGCO Omnibus Amendment Agreement (September 2009)

LO\520075.4 Rabobank - AGCO Omnibus Amendment Agreement (September 2009)

i

OMNIBUS AMENDMENT AGREEMENT
THIS OMNIBUS AMENDMENT AGREEMENT (this “Agreement”) is dated as of 29 September 2009 and made BETWEEN:
(1)	AGCO DEUTSCHLAND GMBH (successor in interest to AGCO GMBH), a Gesellschaft mit beschränkter Haftung established under the laws of Germany, as an Originator and Sub-Servicer;

(2)	AGCO DISTRIBUTION S.A.S. (successor in interest to AGCO S.A.), a company incorporated under the laws of France, as an Originator and Sub-Servicer;

(3)	AGCO IBERIA SA, a Sociedad Anónima incorporated under the laws of Spain, as an Originator and Sub-Servicer;

(4)	AGCO SERVICES LIMITED, a company incorporated under the laws of England and Wales, as the Subordinated Lender;

(5)	AGCO LIMITED, a company incorporated under the laws of England and Wales, in its individual capacity and as the Master Servicer;

(6)	AGCO CORPORATION, a Delaware corporation, as the Parent;

(7)	AGCO RECEIVABLES LIMITED, a company incorporated under the laws of England and Wales, as the Company;

(8)	ERASMUS CAPITAL CORPORATION, a corporation incorporated under the laws of Delaware, as the CP Lender; and

(9)	COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., (trading as RABOBANK INTERNATIONAL), London Branch (“Rabobank”) as the Agent, the Administrator and the Liquidity Bank.
WHEREAS:
(A)	The parties to this Agreement (the “Parties”) have entered into a Master Schedule of Definitions, Interpretation and Construction dated 13 October 2006 (as from time to time in effect, the “Schedule of Definitions”) and into various other Transaction Documents (such and other capitalised terms being used herein, unless otherwise defined herein, with the meanings provided in Clause 1 (Interpretation)) in connection with a trade receivables purchase programme (the “Programme”) provided by the Company;

(B)	the Parties wish to amend the Transaction Documents in certain respects as set out herein.
NOW IT IS HEREBY AGREED as follows:
1.	DEFINITIONS AND INTERPRETATION
In this Agreement, including the recitals hereto, except in so far as the context otherwise requires and subject to any contrary indication, words and expressions
LO\520075.4 Rabobank - AGCO Omnibus Amendment Agreement (September 2009)

defined and expressed to be interpreted and construed in the Schedule of Definitions (after giving effect to the amendments thereto occurring on the date hereof) shall have the same definitions, interpretation and construction mutatis mutandis herein.

2.	AMENDMENTS TO TRANSACTION DOCUMENTS

2.1	Amendments to Schedule of Definitions

On the date (the “Effective Date”) on which this Agreement has become effective pursuant to Clause 4.1 (Effectiveness), the Schedule of Definitions is hereby amended as follows:
(a)	The definition of “Administrator” is amended in its entirety to read as follows:
““Administrator” means Rabobank or an Affiliate thereof as Administrator for the CP Lender or the Conduit Funding Provider, as the case may be, or Rabobank or an Affiliate thereof as Administrator for any Conduit Assignee.”
(b)	The definition of “Applicable Margin” is deleted.

(c)	The definition of “Borrower” is amended in its entirety to read as follows:
““Borrower” means, with respect to the Liquidity Agreement, the CP Lender or the Conduit Funding Provider, as the case may be, in its capacity as borrower thereunder.”
(d)	The definition of “Commercial Paper” is amended in its entirety to read as follows:
““Commercial Paper” means the short term promissory notes issued or to be issued in the US or non-US commercial paper markets by the CP Lender or by a Conduit Funding Provider (and the proceeds of which are advanced to the CP Lender).”
(e)	The definition of “Commitment Termination Date” is amended in its entirety to read as follows:
““Commitment Termination Date” means 29 September 2010 or such later date to which the Commitment Termination Date has been extended pursuant to Clause 2.10 (Non-Renewing Liquidity Lenders) of the Liquidity Agreement.”
(f)	A definition of “Conduit Funding Provider” is added in the appropriate alphabetical order as follows:
““Conduit Funding Provider” means an entity administered by Rabobank or any of its Affiliates which issues Commercial Paper and advances the proceeds, directly or indirectly, inter alia, to the CP Lender.”
LO\520075.4 Rabobank - AGCO Omnibus Amendment Agreement (September 2009)

(g)	The definition of “CP Rate” is amended by deleting the words “by the CP Lender” in the first line thereof.

(h)	Clause (a) of the definition of “CP Value” is amended by deleting the words “by the CP Lender” in the second line thereof and by deleting the words “the CP Lender” in the sixth line thereof and replacing them with the words “the CP Lender or the Conduit Funding Provider, as the case may be,”.

(i)	The definition of “Fee Letter” is amended in its entirety to read as follows:
““Fee Letter” means the letter dated 29 September 2009 from the CP Lender to the Company.”
(j)	The definition of “Forward Amount” is amended by deleting the words “by the CP Lender” and replacing them with the words “by the CP Lender or the Conduit Funding Provider, as the case may be,”.

(k)	The definition of “Forward Contract” is amended by deleting the words “the CP Lender” in the two places in which it appears and replacing them with the words “the CP Lender or the Conduit Funding Provider, as the case may be,” in both such places.

(l)	The definition of “Hedge Counterparty” is amended in its entirety to read as follows:
““Hedge Counterparty” means the party other than the CP Lender or the Conduit Funding Provider, as the case may be, to a Forward Contract or a Spot Contract, as the case may be, which may include Rabobank.”
(m)	The definition of “Program Support Agreement” is amended in its entirety to read as follows:
““Program Support Agreement” means and includes any agreement entered into by any Program Support Provider providing for the issuance of one or more letters of credit for the account of the issuer of the Commercial Paper used to fund any Funding Advance, the issuance of one or more surety bonds for which such issuer is obligated to reimburse the applicable Program Support Provider for any drawings thereunder, the sale by such issuer to any Program Support Provider of the Asset Interest (or portions thereof or participations therein) and/or the making of loans and/or other extensions of credit to such issuer in connection with its commercial paper program, together with any letter of credit, surety bond or other instrument issued thereunder.”
(n)	The definition of “Program Support Provider” is amended in its entirety to read as follows:
““Program Support Provider” means and includes any Person (including each Conduit Funding Provider) now or hereafter extending credit or having a commitment to extend credit to or for the account of,
LO\520075.4 Rabobank - AGCO Omnibus Amendment Agreement (September 2009)

or to make purchases from, the CP Lender or a Conduit Funding Provider or issuing a letter of credit, surety bond or other instrument to support any obligations arising under or in connection with the program to issue Commercial Paper used to fund any Funding Advance.”
(o)	The definition of “Rating Confirmation” is amended in its entirety to read as follows:
““Rating Confirmation” means, in relation to any event, circumstance, action or omission confirmation in writing from any rating agency which is rating the Commercial Paper at the request of the CP Lender or such Conduit Funding Provider and the Agent, that such event, circumstance, action or omission will not affect the then current rating attributed to such Commercial Paper by such rating agency.”
(p)	A new definition of “Rating Downgrade” is added in the appropriate alphabetical order as follows:
““Rating Downgrade” means at any time the public long-term senior unsecured debt credit rating of the Parent is withdrawn or reduced to BB- or lower by S&P or B1 or lower by Moody’s.”
(q)	The definition of “Spot Contract” is amended in its entirety to read as follows:
““Spot Contract” means a spot currency exchange contract entered into between the CP Lender or any Conduit Funding Provider, as the case may be, on the one hand, and the relevant Hedge Counterparty, on the other hand, pursuant to which the CP Lender or such Conduit Funding Provider will deliver a fixed amount of funds in one currency and receive from the relevant Hedge Counterparty a fixed amount of funds in another currency.”
(r)	The definition of “Termination Date” is amended as follows:
(i)	Clause (d) is amended in its entirety to read as follows:
“(d)	the day on which Agent shall have declared the Termination Date to have occurred by written notice thereof to the Company and the Master Servicer if the Commercial Paper issued by the CP Lender or the Conduit Funding Provider, as the case may be, shall cease to be rated at least “A-1” by S&P and at least “P1” by Moody’s (to the extent that the relevant rating agency has issued a credit rating with respect thereto).”
(ii)	The “.”at the end of clause (d) is deleted and replaced with “; and”, and a new clause (e) is added as follows:
“(e)	the date specified in a written notice from the Agent to the Company and the Master Servicer falling not less than 30
LO\520075.4 Rabobank - AGCO Omnibus Amendment Agreement (September 2009)

Business Days following the date of such notice if a collateral audit of the AGCO Parties satisfactory to the Agent (in its reasonable sole discretion) fails to occur on or prior to 31 December 2009.”
(s)	A new definition of “Trigger Event” is added in the appropriate alphabetical order as follows:
““Trigger Event” means at any time any of the following: (a) a Termination Event, (b) a Potential Termination Event, or (c) a Rating Downgrade.”
2.2	Amendments to Receivables Funding Agreement

On the Effective Date, the Receivables Funding Agreement is hereby amended as follows:
(a)	Clause 6.1(e) of the Receivables Funding Agreement is amended in its entirety to read as follows:
“(e)	Indebtedness. Indebtedness (other than to another Group Company) of any one or more of the Parent, any Originator, the Master Servicer or any other AGCO Company (whether individually or collectively) has been declared, or is capable of being declared, or otherwise has become, due and payable prior to its scheduled maturity date.”
(b)	Clause 6.1(k) of the Receivables Funding Agreement is amended in its entirety to read as follows:
“(k)	Pool Triggers. Any of the following shall occur:
(i)	the Average Default Ratios shall exceed 1.05% on any Reference Date; or

(ii)	the Average Delinquency Ratio shall exceed 1.74% on any Reference Date; or

(iii)	the Average Dilution Ratio shall exceed 9% on any Reference Date;”
2.3	Amendments to Servicing Agreement

On the Effective Date, the Liquidity Agreement is hereby amended as follows:
(a)	A new Clause 2.3 (Appointment of Back-Up Servicer) of the Servicing Agreement is hereby added as follows:
“2.3	Appointment of Back-Up Servicer
(a)	The Company shall, at any time following a Rating Downgrade if so instructed by the Agent, appoint a Person (the “Back-Up Servicer”) to prepare itself to perform any or all of the
LO\520075.4 Rabobank - AGCO Omnibus Amendment Agreement (September 2009)

functions of the Master Servicer under this Agreement, all as specified in this Clause 2.3; provided that, in each case:
(i)	the Agent shall have given its prior written consent to such appointment (such consent not to be unreasonably withheld),

(ii)	the Master Servicer shall remain obligated and liable to the Company, the Agent and the Secured Parties for the servicing and administering of the Purchased Receivables in accordance with the provisions hereof without diminution of such obligation and liability by virtue of any such appointment of such Back-Up Servicer and to the same extent and under the same terms and conditions as if the Master Servicer alone were servicing and administering the Purchased Receivables, and

(iii)	the Company shall not appoint a Back-Up Servicer to perform any portion of the obligations of the Master Servicer if, in the opinion of counsel, such appointment would cause the Company to become subject to tax in the jurisdiction in which such Back-Up Servicer is located solely by reason of such appointment.
(b)	The Master Servicer shall cooperate with the Back-Up Servicer in all reasonable respects in connection with the performance by the Back-Up Servicer of its obligations hereunder. Without limiting the foregoing, the Master Servicer shall provide to the Back-Up Servicer all data, records and other information and documentation available to it that is useful in connection with the performance by the Back-Up Servicer of its obligations hereunder.

(c)	The Company shall be responsible for the reasonable fees and expenses of the Back-Up Servicer in connection with the performance of its obligations hereunder.

(d)	The Company may terminate the appointment of the Back-Up Servicer at any time and for any reason (or no reason) on not less than ten Business Days’ notice to the Master Servicer and the Agent; provided that no such termination shall be effective without the prior written consent of the Agent (such consent not to be unreasonably withheld). The Company shall be responsible for paying the Back-Up Servicer’s reasonable fees and expenses to the date of any such termination.

(e)	During the term of its appointment hereunder, the Company shall procure that Back-Up Servicer shall comply in all respects with the obligations of the Master Servicer hereunder.”
LO\520075.4 Rabobank - AGCO Omnibus Amendment Agreement (September 2009)

(b)	Clause 3.2 (Reports) of the Servicing Agreement is hereby amended in its entirety to read as follows:
“3.2	Reports
(a)	On each Master Servicer Reporting Date, the Master Servicer shall make available to the Agent and the Administrator a Master Servicer Report. Each such delivery of a Master Servicer Report shall constitute the Master Servicer’s representation and warranty that, based upon the data set forth in each Account Receivables Listing delivered in connection with the Purchased Receivables, no breach of the Transaction Documents would have occurred following the purchase of any Receivables offered for sale under any Receivables Transfer Agreement.

(b)	Upon the occurrence of a Rating Downgrade, the Master Servicer shall, upon written request of the Agent, on a more frequent basis (as frequently as weekly) make available to the Agent and the Administrator a report in form and substance reasonably satisfactory to the Agent regarding the Purchased Receivables, Collections relating thereto, and such other matters as the Agent shall reasonably request.”
(c)	The caption to and the initial paragraph of Clause 3.3 (Enforcement rights after Termination Event) of the Servicing Agreement are hereby amended in their entirety to read as follows:
“3.3	Enforcement rights after Trigger Event

At any time upon the occurrence and during the continuance of a Trigger Event:”
2.4	Governing Law

Notwithstanding anything in any Transaction Document to the contrary, the governing law of each Transaction Document shall also govern any non-contractual obligations arising out of or in connection with such Transaction Document.

2.5	Transfer by CP Lender

Notwithstanding anything in any Transaction Document to the contrary, the CP Lender shall be entitled at any time, by prior or concurrent notice to the Agent and the Parent, to transfer (by way of novation, assignment and assumption, or otherwise) to a Conduit Assignee all of its rights and obligations under the Transaction Documents, including all or a portion of the Net Funding Advances, in one transaction or in a series of transactions. After giving effect to such transfer, all references in the Transaction Documents to the “CP Lender” shall refer to such Conduit Assignee.
LO\520075.4 Rabobank - AGCO Omnibus Amendment Agreement (September 2009)

3.	REPRESENTATIONS, WARRANTIES AND COVENANTS

3.1	Reaffirmation of Representations and Warranties

Upon the effectiveness of this Agreement, each of the Parties hereby reaffirms all covenants, representations and warranties made by such Party in each of the Transaction Documents and agrees that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Agreement.

3.2	Additional Representations and Warranties

Each of the Parties hereby represents and warrants that this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms. The Parent hereby represents and warrants that, upon the effectiveness of this Agreement, no Event of Default or event or circumstance which, with the giving of notice or the passage of time or both, would become an Event of Default shall exist or be occurring.

3.3	Transaction Document

Each of the Parties hereby agrees that this Agreement constitutes a “Transaction Document”.

4.	EFFECTIVENESS, RATIFICATION

4.1	Effectiveness

This Agreement shall become effective on the date first set out above when all of the items and documents listed on Schedule 1 (Conditions to Effectiveness), each dated the date of this Agreement (where relevant), shall have been delivered to the Agent in form and substance satisfactory to it. Upon the effectiveness of this Agreement, it shall thereafter be binding on the Parties hereto and their respective successors and assigns. On and after the effectiveness hereof, (i) this Agreement shall be and become a part of each of the Transaction Documents amended hereby and (ii) each reference in each such Transaction Document to “this Agreement” or “hereof” or “hereunder” or words of like import, and each reference in any other Transaction Document to such Transaction Document shall mean and be a reference to such Transaction Document as amended hereby.

4.2	Ratification

Except as expressly amended hereby each of the Transaction Documents shall remain in full force and effect and is hereby ratified and confirmed by the Parties hereto.
LO\520075.4 Rabobank - AGCO Omnibus Amendment Agreement (September 2009)

5.	MISCELLANEOUS

5.1	Governing Law and Jurisdiction
(a)	This Agreement and any non-contractual obligations arising out of or in connection with it shall be governed by and construed in accordance with the laws of England and Wales.

(b)	Each of the Parties agrees that the courts of England shall have jurisdiction to hear and determine any suit, action or proceeding, and to settle any dispute, which may arise out of or in connection with this Agreement and, for such purposes, irrevocably submits to the non-exclusive jurisdiction of such courts.
5.2	Headings

Headings used herein are for convenience of reference only and shall not affect the meaning of this Agreement.

5.3	Counterparts

This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Delivery of a facsimile of an executed signature page of this Agreement shall be effective as delivery of an executed counterpart hereof.

5.4	Severability, etc.
(a)	Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

(b)	If a court of competent jurisdiction determines that any term or provision of this Agreement as written is invalid, unenforceable or incomplete, the parties agree that the court making the determination of invalidity, unenforceability, or incompleteness shall reduce the scope, duration, or area of the term or provision, delete specific words or phrases, or replace any invalid, unenforceable or incomplete term or provision with a term or provision that is valid, enforceable and complete and that comes closest to expressing the intention of the invalid, unenforceable or incomplete term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the court’s judgment may be appealed.
5.5	No Petition
(a)	Each of the Parties hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of all outstanding Commercial Paper or other rated indebtedness of the CP Lender or any Conduit Funding Provider, as the case may be, it will not institute against, or join any other
LO\520075.4 Rabobank - AGCO Omnibus Amendment Agreement (September 2009)

Person in instituting against, the CP Lender or such Conduit Funding Provider any proceeding of a type referred to in the definition of Insolvency Event.
(b)	Each of the Parties hereby covenants and agrees, without prejudice to any other actions such party is permitted to take against the Company to enforce its rights, that prior to the date which is two years and one day after the Final Payout Date, it will not institute against, or join any other Person in instituting against, the Company any proceeding of a type referred to in the definition of Insolvency Event.
5.6	Limited Recourse
(a)	Notwithstanding anything to the contrary contained in this Agreement, the obligations of the CP Lender under this Agreement and all other Transaction Documents to which it is a party are solely the corporate obligations of the CP Lender and shall be payable solely to the extent of funds received from the Company in accordance herewith or from any party to any Transaction Document in accordance with the terms thereof in excess of funds necessary to pay matured and maturing Commercial Paper.

(b)	Notwithstanding anything to the contrary contained in this Agreement, the obligations of the Company under all of the Transaction Documents to which it is a party are solely the corporate obligations of the Company and shall be payable solely to the extent of funds received by the Company and available for application thereto in accordance with the terms of the Receivables Servicing Agreement and the other Transaction Documents.
EXECUTION
The Parties have shown their acceptance of the terms of this Agreement by executing it below.
LO\520075.4 Rabobank - AGCO Omnibus Amendment Agreement (September 2009)

SIGNATORIES

AGCO DEUTSCHLAND GMBH

By:

Name:
Title:

AGCO DISTRIBUTION S.A.S.

By:

Name:
Title:

AGCO IBERIA SA

By:

Name:
Title:

AGCO RECEIVABLES LIMITED

By:

Name:
Title:
LO\520075.4 Rabobank - AGCO Omnibus Amendment Agreement (September 2009)

AGCO SERVICES LIMITED

By:

Name:
Title:

AGCO LIMITED

By:

Name:
Title:

AGCO CORPORATION

By:

Name:
Title:

ERASMUS CAPITAL CORPORATION

By:

Name:
Title:
LO\520075.4 Rabobank - AGCO Omnibus Amendment Agreement (September 2009)

COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., (trading as RABOBANK INTERNATIONAL), LONDON BRANCH

By:

Name:
Title:
LO\520075.4 Rabobank - AGCO Omnibus Amendment Agreement (September 2009)

SCHEDULE I
to
Omnibus Amendment Agreement
CONDITIONS TO EFFECTIVENESS
1.	Omnibus Amendment Agreement between AGCO Limited, AGCO Deutschland GmbH, AGCO Distribution S.A.S., AGCO Iberia SA, AGCO Receivables Limited, AGCO Services Limited, AGCO Corporation, Erasmus Capital Corporation and Rabobank

2.	Fee Letter from the CP Lender to the Company

3.	Secretary’s Certificate: Regarding internal authorisation to enter into Omnibus Amendment Agreement and evidence of signing authority

4.	Legal Opinion regarding enforceability of Omnibus Amendment Agreement (Latham & Watkins)
LO\520075.4 Rabobank - AGCO Omnibus Amendment Agreement (September 2009)